                                                              Exhibit 10.24


                       Settlement And Termination Agreement
                                     Between
                              United Medicorp, Inc.
                                       And
                  Healthcare Advisory Service of Puerto Rico, Inc.


This Settlement And Termination Agreement (the "Settlement") is entered into as of June 30, 1996.

Whereas United Medicorp, Inc. ("UMC") and Healthcare Advisory Service of Puerto Rico, Inc. ("HAS") wish to settle and terminate the Medical Claims Management Subcontract Agreement (the "Agreement") which was executed between them effective June 1, 1994, and amended on September 19, 1994 and December 5, 1994, and January 10, 1995.

A) The parties hereto agree to terminate the Agreement (the "Termination"), effective June 30, 1996, subject to the following terms and conditions.

B) 1) As consideration for UMC's inventory of claims in process for the CDTs in Villalba, Santa Isabel, Coamo, Jayuga, Adjuntas, and Juana Diaz, HAS shall pay UMC the sum of $46,000.00. As consideration for UMC's inventory of claims in process for the Dr. Tito Mattei Area Hospital in Yauco (the "Yauco Hospital"), HAS shall pay UMC the sum of $72,000.00. As consideration for UMC's agreeing to complete this Settlement, HAS shall pay UMC the sum of $54,000.00. If the total amount due of $172,000.00 is not received by UMC by August 5, 1996, then the Termination shall be deemed not to have occurred and shall be null and void AB INITIO.

   2) In addition to the payment described in Section 1 above, HAS agrees to pay UMC all of the amounts currently due and payable to UMC for services rendered HAS' customer AFASS, as itemized on the attached Exhibit A. Payment of each of the charges for services rendered to AFASS CDTs shall be due no later than three business days following the receipt by HAS of the corresponding payment from AFASS.

   3) In addition to the payments described in Sections 1, and 2 above, HAS shall pay to UMC 50 percent of the proceeds from the final settlement of HAS' contract with the CDT in Humacao. HAS agrees to review and obtain UMC's approval of the amount of the invoice to Humacao for this settlement prior to presenting it to Humacao's representative for payment. HAS shall remit payment of UMC's share of the proceeds within 3

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Settlement And Termination Agreement
UMC and HAS

   business days of receipt of payment from Humacao. HAS shall also assist UMC in recovering any UMC-owned furniture and equipment located at the Humacao CDT, unless an agreed upon value for such furniture and equipment is included in the final invoice to Humacao and paid to UMC as part of its share of the proceeds from the settlement with Humacao.

   4) HAS agrees to indemnify and hold harmless UMC and its employees against all losses, claims, damages, offsets, or liabilities arising in connection with the payments to UMC described in Sections 1, 2, and 3 above; the fees paid to UMC by HAS pursuant to the Agreement; or the services provided by UMC to HAS and HAS' customers pursuant to the Agreement. HAS acknowledges that this indemnification will apply to any claim for a refund or offset by AFASS due to overpayment of fees for services provided to the Yauco Hospital. As a consequence of the payment by HAS of the amounts specified herein UMC forever releases HAS, its subsidiaries, parent company, affiliated companies, directors, officers, stockholders, employees, agents and/or any other entity related in any way to HAS for any and all damages, losses, claims of whatsoever kind arising under or in any way related to the Medical Claims Management Subcontract Agreement executed on June 1, 1994 including the amendments agreed thereafter, having the present settlement the effect of a firm and final judgement between the parties precluding any additional claims or demands in the future. Notwithstanding the foregoing, if HAS breaches any of its payment obligations hereunder, the release by UMC shall become null and void.

   5) HAS and UMC agree that UMC may continue to provide billing and collection services to certain HAS customers on a basis consistent with the manner in which such services have been provided during the twelve month period ending June 30, 1996. These customers include the CDTs at Penuelas, Guanica, and Guayanilla, and the Yauco Hospital (the "HAS Customers"). UMC shall determine, in its sole discretion, if it is in UMC's best interest to continue to provide billing and collection services to the HAS customers, and UMC may choose to discontinue providing such services at any time. UMC shall be entitled to payment of all of its outstanding receivables and for all of its fees related to claims which have already been filed as of the date UMC's services to the HAS Customers are discontinued.

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Settlement And Termination Agreement
UMC and HAS

   6) HAS and UMC agree that, with respect to services rendered to the HAS Customers subsequent to June 30, 1996, HAS' share of the fees from the HAS Customers shall be reduced from 50 percent to 10 percent, and UMC's share of the fees from the HAS Customers shall be increased from 50 percent to 90 percent. Consistent with past practice, UMC shall continue to be responsible for billing and collections of claims due from Medicare and commercial insurance carriers, and HAS shall continue to be responsible for managing payor relations and for preparing and obtaining payment of invoices due from AFASS for fees due to HAS and UMC pursuant to HAS' contract(s) with AFASS. HAS and UMC further agree that UMC shall be at liberty to pursue a direct contractual relationship to provide services to the HAS Customers. Upon completion of a contract between any of the HAS Customers and UMC, or a contract between an entity responsible for managing any of the HAS Customers and UMC, UMC's share of the fees from such customer(s) shall increase to 100 percent, and HAS shall no longer be entitled to any share of the fees from such customer(s).

   7) If the Termination is voided due to non-timely payment by HAS of any of its obligations to UMC, then all amounts due to UMC under this Settlement shall become immediately due and payable in full, and UMC shall be entitled to retain all monies previously paid to UMC pursuant to this Settlement.

C) 1) Time shall be of the essence with respect to all payments due under this Settlement.

   2) This Settlement shall be governed by the laws of the Commonwealth of Puerto Rico. Jurisdiction and venue shall be in the Courts of Puerto Rico.

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Settlement And Termination Agreement
UMC and HAS

AGREED:

UNITED MEDICORP, INC.:
----------------------



By:  /s/ P.W. Seaman                        Date: August 1, 1996
    -------------------------------------         ----------------------------
    Peter W. Seaman
    President and C.E.O.

   State of TX, County of Dallas
            ---           ------
   Signed before me on this 1st day
                            ---
   of Aug., 1996 by                         [SEAL OF NOTARY PUBLIC]
      -----   --    ------------------
   Notary Public  /s/ Robert D. Powell
                  ---------------------

Healthcare Advisory Service of Puerto Rico, Inc.:
-------------------------------------------------

By: /s/ Steven W. Goldfarb                             Date: Aug. 2, 1996
    ----------------------------------------------           -----------------
    Steven W. Goldfarb
    President


Affidavit Num.:   -4509-
                 ----------

   Sworn and subscribed by Steven W. Goldfarb, of legal age, married, President of Healthcare Advisory Services and resident of San Juan, Puerto Rico, personally known to me.
   In San Juan, Puerto Rico, on this 2nd of August, 1996.
                                    ---

                                                       /s/ Pedro J. Diaz Garcia
      [SEAL OF NOTARY PUBLIC]                          ------------------------
                                                            NOTARY PUBLIC

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                       Settlement And Termination Agreement
                                     Between
                              United Medicorp, Inc.
                                       And
                  Healthcare Advisory Service of Puerto Rico, Inc.
                                    Exhibit A



                      OUTSTANDING INVOICES DUE TO UMC BY HAS
                      --------------------------------------

DESCRIPTION                                        AMOUNT
-----------                                        ------

April - AFASS CDTs                               $ 7,397.63
May - AFASS CDTs                                  11,819.98
June - AFASS CDTs                                  6,883.54
                                                 ----------
TOTAL DUE TO UMC:                                $26,101.15

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